
<ARTICLE> 7

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<DEBT-HELD-FOR-SALE>                         1,759,153<F1>
<DEBT-CARRYING-VALUE>                          248,433<F2>
<DEBT-MARKET-VALUE>                            256,042<F2>
<EQUITIES>                                      79,018<F3>
<MORTGAGE>                                     246,493
<REAL-ESTATE>                                   72,106<F4>
<TOTAL-INVEST>                               2,499,615
<CASH>                                          24,219
<RECOVER-REINSURE>                              93,328
<DEFERRED-ACQUISITION>                         207,020
<TOTAL-ASSETS>                               2,954,710
<POLICY-LOSSES>                                701,560
<UNEARNED-PREMIUMS>                                  0
<POLICY-OTHER>                                  35,223
<POLICY-HOLDER-FUNDS>                        1,648,825<F5>
<NOTES-PAYABLE>                                      0
<PREFERRED-MANDATORY>                           23,121
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                     439,743
<TOTAL-LIABILITY-AND-EQUITY>                 2,954,710
<PREMIUMS>                                     140,838
<INVESTMENT-INCOME>                            186,743
<INVESTMENT-GAINS>                               3,013
<OTHER-INCOME>                                  91,417
<BENEFITS>                                     254,479
<UNDERWRITING-AMORTIZATION>                     30,086
<UNDERWRITING-OTHER>                             1,052<F6>
<INCOME-PRETAX>                                 59,325
<INCOME-TAX>                                    17,010
<INCOME-CONTINUING>                             42,315
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    42,315
<EPS-PRIMARY>                                     6.84
<EPS-DILUTED>                                     6.84
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Debt securities held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.
<F2>Debt securities represent FASB 115 held to maturity fixed maturity securites, and do not include trading securities or securities available for sale.
<F3>Equity securities include equity securities that are available for sale under FASB 115.
<F4>Real estate includes real estate joint ventures.
<F5>Policyholder funds include accumulated contract values as defind by
FASB 97, dividend and coupon accumulations and other policyowner funds.
<F6>Underwriting expenses represent amortization of the value of purchased insurance in force.

